Exhibit 10.22

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement, dated as of July 26, 2006 (this “Agreement”), is among Susser Holdings, L.L.C., a Delaware limited liability company, and SSP Partners, a Texas general partnership, as Borrowers, the financial institutions named herein, as Banks, and Bank of America, N.A., as Administrative Agent for the Banks.

INTRODUCTION

Reference is made to the Credit Agreement dated as of December 21, 2005 (as amended or modified from time to time, the “Credit Agreement”), among the Borrowers, the Administrative Agent, and the Banks. The Borrowers have requested, and the Administrative Agent and the Banks have agreed, to amend the Credit Agreement to reflect the formation of Susser Holdings Corp. and the proposed initial public offering of the common equity interests thereof to the public pursuant to an effective registration statement under the Securities Act of 1933 (the “IPO”), and to modify certain other terms in connection therewith as set forth herein.

Therefore, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Administrative Agent, and the Banks hereby agree as follows:

Section 1. Definitions; References. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendment to Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“IPO” means the initial registered public offering of the common equity interests of SHC to the public pursuant to an effective registration statement under the Securities Act of 1933.

“SHC” means Susser Holdings Corporation, a Delaware corporation.

“Stripes Holdings” means Stripes Holdings LLC, a Delaware limited liability company.

(b) Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of “Parent Guarantor” with the following:

“Parent Guarantor” means each of SHC and Stripes Holdings.

(c) Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of “Change of Control” with the following:

“Change of Control” means, as a result of one or more transactions, (a) with respect to Stripes Holdings, (i) prior to the IPO, Wellspring’s failure to own directly or indirectly at least 51% of the Voting Securities of Stripes Holdings on a fully-diluted basis and (ii) following the IPO (and prior to a merger of Stripes Holdings with and into SHC), SHC’s failure to own directly or indirectly 100% of the Voting Securities of Stripes Holdings on a fully-diluted basis, (b) with respect to the Parent Borrower, the failure of Stripes Holdings (or, after a merger of Stripes Holdings with and into SHC, SHC) to own 100% of the Voting Securities of the Parent Borrower on a fully-diluted basis, and (c) with respect to the Subsidiary Borrower, that (i) Sam L. Susser, or any successor to his management role or function approved by the Administrative Agent in its reasonable discretion prior to such succession, shall cease to actively serve in a similar management role or function as he serves as of the date hereof by reason of resignation, action by the partners of the Subsidiary Borrower, or otherwise, or (ii) any Person or related Persons constituting a group (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) that does not have an ownership interest in the Subsidiary Borrower as of the date hereof shall acquire, directly or indirectly, beneficial ownership of more than 49% of the outstanding Voting Securities in the Subsidiary Borrower.

(d) Section 1.1 of the Credit Agreement is hereby amended by amending each of the following definitions by deleting each reference therein to “the Parent Guarantor” and replacing each with a reference to “SHC”: “Applicable Margin,” “Compliance Certificate,” “Consolidated Adjusted Rent,” “Consolidated EBITDA,” “Consolidated EBITDAR,” “Consolidated Fixed Charge Coverage Ratio,” “Consolidated Net Debt,” and “Consolidated Rent Adjusted Leverage Ratio.”

(e) Section 1.1 of the Credit Agreement is hereby amended by amending each of the following definitions by deleting each reference therein to “the Parent Guarantor” and replacing each with a reference to “Stripes Holdings”: “Acquisition Agreement,” “Equity Contribution,” and “Susser Acquisition.”

(f) Article I of the Credit Agreement is hereby amended to add the following Section 1.8 to the end of such Article:

1.8 Calculations with Respect to SHC. Whenever this Agreement calls for a calculation with respect to SHC and its Subsidiaries on a consolidated basis for a time period during all or part of which SHC did not exist, such calculation shall be made with respect to such Subsidiaries as existed during such time period, as though SHC had existed during such time period.

(g) Each of the following Sections of the Credit Agreement is hereby amended by deleting each reference therein to “the Parent Guarantor” and replacing each with a reference to “SHC”: Section 5.2(a), Section 5.2(b), Section 5.2(e), Section 5.2(l), Section 5.5(a), Section 5.5(b), and Section 5.7.

(h) Section 5.6(c)is hereby amended by deleting the reference therein to “the Parent Guarantor” and replacing it with a reference to “Stripes Holdings”.

(i) Section 5.10(b) is hereby amended to read in its entirety as follows:

(b) any such Person may make any Acquisition (howsoever structured) provided that with respect to any Acquisition (i) such Person is the acquiring or surviving entity (or the surviving entity becomes a Subsidiary of SHC in the transaction); provided that with respect to any Acquisition involving any Borrower, SHC, or Stripes Holdings, the applicable Borrower, SHC, or Stripes Holdings shall be the surviving entity, (ii) the aggregate amount of consideration paid or incurred during any period of four consecutive fiscal quarters by the Parent Guarantor and its Subsidiaries in connection with all Acquisitions during such period does not exceed the Consolidated EBITDA of SHC and its Subsidiaries for the four fiscal quarters then most recently ended as of the applicable date of determination, (iv) no Default or Event of Default exists or would result therefrom, and the Parent Guarantor and its Subsidiaries shall be in compliance with Section 5.5 calculated on a pro forma basis after giving effect to the Acquisition, (v) the acquired assets are in substantially the same or similar or complimentary business as the Parent Guarantor or any of its Subsidiaries, (vi) the board of directors or similar governing body of the acquired Person has approved such Acquisition, (vii) such Person provides written notice to the Administrative Agent of such Acquisition at least 10 Business Days prior to the closing of such Acquisition, including therewith the Compliance Certificate and financial information required by Section 5.5(a), and (viii) such Person provides the Administrative Agent with a copy of the applicable purchase agreement, fully executed, promptly following the closing of such Acquisition.

(j) Exhibit B to the Credit Agreement is hereby replaced with the attached Exhibit B.

Section 3. Consent and Waiver. The Banks hereby consent to, and waive any Default or Event of Default under Section 5.10 of the Credit Agreement arising solely from, the Transaction (as defined below). This consent and waiver is limited to the extent described herein and shall not be construed to be a waiver of any other terms of the Credit Agreement or of the Loan Documents. For purposes of this Agreement, “Transaction” shall mean (a) the merger of Stripes Holdings with and into a wholly owned Subsidiary of SHC, with Stripes Holdings being the survivor, which merger shall occur concurrently with the IPO and the delivery by SHC of a Guaranty and certain other Credit Documents, as contemplated by Section 6 of this Agreement and (b) any subsequent merger of Stripes Holdings with and into SHC, with SHC being the survivor.

Section 4. Representations and Warranties. Each Borrower represents and warrants that (a) the execution, delivery and performance of this Agreement are within the corporate power and authority of such Borrower and have been duly authorized by appropriate proceedings, (b) the Liens under the Security Documents are valid and subsisting, (c) this Agreement constitutes a legal, valid, and binding obligation of such Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity, (d) giving effect to this Agreement, no Default or Event of Default is continuing, and (e) giving effect to this Agreement, all representations and warranties set forth in the Credit Documents are true and correct in all material respects as if made on the date hereof.

Section 5. Effect on Credit Documents. Except as amended herein, the Credit Agreement and all other Credit Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of the rights of the Administrative Agent or the Banks under the Credit Documents as amended, including the waiver of any default or event of default, however denominated. The Borrowers must continue to comply with the terms of the Credit Documents, as amended. This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a default or event of default under the other Credit Documents.

Section 6. Effectiveness. This Agreement shall become effective as of the date first written above and the Credit Documents shall be amended as provided for herein when the parties hereto have executed this Agreement subject to the conditions that the IPO shall have been consummated on or before November 16, 2006 and that the Administrative Agent shall have received the following: (a) duly and validly executed counterparts hereof signed by each Borrower, the Administrative Agent, and the Majority Banks, (b) the Guaranty, dated as of even date herewith, duly and validly executed by SHC, guaranteeing the Credit Obligations, (c) the Joinder Agreement, dated as of even date herewith, duly and validly executed by SHC, whereby SHC joins the Security Agreement and assumes all the obligations of a debtor thereunder, (d) the letter agreement, dated of even date herewith, duly and validly executed by each Guarantor, reaffirming the Guaranties, and (e) the Certificate of Officer of SHC, certifying SHC’s existence and good standing in its state of formation, qualification in all jurisdictions where it conducts business, certificate of incorporation, bylaws, and resolutions.

Section 7. Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

Section 8. Miscellaneous. The miscellaneous provisions set forth in Article VIII of the Credit Agreement apply to this Agreement. This Agreement may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered by telecopier.

THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

EXECUTED as of the date first written above.

BORROWERS:

SUSSER HOLDINGS, L.L.C.

By:	/s/ E.V. Bonner, Jr.
E.V. Bonner, Jr.
Executive Vice President

SSP PARTNERS

By:	/s/ E.V. Bonner, Jr.
E.V. Bonner, Jr.
Executive Vice President

PARENT GUARANTOR:

STRIPES HOLDINGS LLC

By:	/s/ E.V. Bonner, Jr.
E.V. Bonner, Jr.
Executive Vice President

SUSSER HOLDINGS CORPORATION

By:	/s/ E.V. Bonner, Jr.
E.V. Bonner, Jr.
Executive Vice President

Signature Page to Second Amendment

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ David Johanson
David Johanson
Vice President

Signature Page to Second Amendment

SYNDICATION AGENT:

MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Syndication Agent

By:	/s/ Stephanie Vallillo
Name:	Stephanie Vallillo
Title:	Vice President

Signature Page to Second Amendment

BANKS:

BANK OF AMERICA, N.A.

By:	/s/ Gary Mingle
Gary Mingle
Senior Vice President

Signature Page to Second Amendment

MERRILL LYNCH CAPITAL CORPORATION

By:	/s/ Stephanie Vallillo
Stephanie Vallillo
Vice President

Signature Page to Second Amendment

REGIONS BANK

By:	/s/ Ron Pfeiffer
Ron Pfeiffer
Senior Vice President

Signature Page to Second Amendment

TEXAS STATE BANK

By:	/s/ Gary Wilson
Gary Wilson
Executive Vice President

Signature Page to Second Amendment

Exhibit B

FORM OF

COMPLIANCE CERTIFICATE

[DATE]

Bank of America, N.A., as Administrative Agent

Attn: Ms. Rosanne Parsill

231 South LaSalle Street

Mail Code: IL1 231 08 30

Chicago, Illinois 60697

Ladies and Gentlemen:

I refer to the Credit Agreement dated as of December 21, 2005 (as the same may be amended, supplemented, or otherwise modified, the “Credit Agreement”), among Susser Holdings, L.L.C., a Delaware limited liability company, and SSP Partners, a Texas general partnership, as the Borrowers, the financial institutions parties thereto from time to time, and Bank of America, N.A., as administrative agent for such financial institutions (the “Administrative Agent”), the defined terms of which are used herein unless otherwise defined herein.

I hereby certify that I have no knowledge of any Defaults by any Restricted Entity in the observance of any of the provisions in the Credit Agreement which existed as of                          or which exist as of the date of this letter.

I also certify that the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial condition of the Credit Parties as of                         , and the related results of operations for the                          then ended, in conformity with generally accepted accounting principles.

The following sets forth the information and computations to demonstrate compliance with the requirements of Section 5.5 of the Credit Agreement as of                         :

Exhibit B to Second Amendment

A.	Section 5.5(a) - Maximum Consolidated Rent Adjusted Leverage Ratio

	1.	consolidated Funded Debt as of the fiscal quarter then ended	$

	2.	cash held as of the fiscal quarter then ended (excluding restricted cash)	$

	3.	Permitted Investments held as of the fiscal quarter then ended[1]	$

	4.	consolidated rent expense actually paid during preceding four fiscal quarters	$

	5.	consolidated EBITDAR for preceding four fiscal quarters as set forth on Schedule I hereto[2]	$

	6.	ratio = [(A.1 - (A.2 + A.3) + (A.4 x 8)] ÷ A.5	$ to 1.00

	7.	maximum permitted from the fiscal quarter ended after the Closing Date, through and including the fiscal quarter ending on or about December 31, 2006:	6.50 to 1.00

	8.	maximum permitted from the fiscal quarter ending on or about March 31, 2007 through and including the fiscal quarter ending on or about December 31, 2007:	6.25 to 1.00

	9.	maximum permitted thereafter:	6.00 to 1.00

B.	Section 5.5(b) - Minimum Consolidated Fixed Charge Coverage Ratio

	1.	consolidated EBITDAR for preceding four fiscal quarters as set forth on Schedule I hereto	$

	2.	cash taxes paid during preceding four fiscal quarters	$

	3.	Restricted Payments made for preceding four fiscal quarters (other than Restricted Payments made (i) to the Parent Borrower or any wholly owned Subsidiary that is a Borrower or a Guarantor or (ii) in common equity interests of the maker of such payment)	$

	4.	consolidated rental expense actually paid for preceding four fiscal quarters	$

	5.	principal payments made on long-term Debt for preceding four fiscal quarters	$

	6.	cash interest paid for preceding four fiscal quarters	$

[1]	Amount to be determined pursuant to clauses (iii) - (vi) of the definition of “Permitted Investments” in the Credit Agreement.

[2]	The financial results of (i) Acquisitions or (ii) any sale-leaseback transaction (or series of related transactions) involving aggregate consideration in excess of $5,000,000, including proforma effects of any such acquisition or sale-leaseback transaction during such period, should be calculated in the manner described in section 5.5(a) of the Credit Agreement as approved by the Administrative Agent.

	7.	interest income for preceding four fiscal quarters	$

	8.	ratio = (B.1 – B.2 – B.3) / (B.4 + B.5 + (B.6-B.7))	$ to 1.00

	9.	minimum required from the fiscal quarter ended after the Closing Date, through and including the fiscal quarter ending on or about December 31, 2006:	1.15 to 1.00

	10.	minimum required from the fiscal quarter ending on or about March 31, 2007 through and including the fiscal quarter ending on or about December 31, 2007:	1.20 to 1.00

	11.	minimum required thereafter:	1.25 to 1.00

C.	Section 5.7 - Capital Expenditures

	1.	consolidated Capital Expenditures of the Parent Guarantor and its Subsidiaries made during fiscal year to date:	$

	2.	consolidated Capital Expenditures of the Parent Guarantor and its Subsidiaries made during fiscal year to date not paid for by the incurrence of Debt with stated maturity of at least five years and scheduled amortization ≤ 10% of original principal amount thereof for any year prior to maturity:	$

	3.	consolidated Capital Expenditures of the Parent Guarantor and its Subsidiaries made during fiscal year to date not paid or proceeds of permitted sale-leaseback transactions:	$

	4.	consolidated Capital Expenditures allowed but not made during prior fiscal year (≤ $5,000,000):	$

	5.	Maximum permitted consolidated Capital Expenditures for fiscal year (Consolidated EBITDA for prior fiscal year as set forth on Schedule I + C.4):	$

D.	Section 5.10 - Acquisitions

	1.	consideration for Acquisitions made during preceding four fiscal quarters	$

	2.	Maximum permitted Acquisitions for such period (Consolidated EBITDA for preceding four fiscal quarters as set forth on Schedule I)	$

Very truly yours,

Susser Holdings Corporation

Name:
Title:

Schedule I

to the Compliance Certificate

($ in 000’s)

Consolidated EBITDAR

(in accordance with the definition of Consolidated EBITDAR

as set forth in the Credit Agreement)

Consolidated EBITDAR	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Four Fiscal Quarters Most Recently Ended
consolidated net income
+ consolidated interest expense
+ federal, state and local taxes
+ depreciation expense
+ amortization expense
+ accretion
+ cumulative effect of change in accounting principles
+ non-cash management incentive options compensation
- extraordinary gains
+ non-recurring costs
+ expenses and charges from equity offerings
+ payments pursuant to Management Services Agreement
+ pro forma cost savings not to exceed $1,000,000
+ Circle K Royalties actually paid

Consolidated EBITDAR	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Four Fiscal Quarters Most Recently Ended
+ termination payments payable in connection with termination of Circle K Royalties
+ rent expense not actually paid in cash
- marketing expenses in connection with re-branding not to exceed $800,000
= Consolidated EBITDA
+ consolidated rent expense actually paid
= Consolidated EBITDAR